DLU-AN

                               The State of Texas
                               Secretary of State
                                 OCT.  12, 1999




TRINITY  ENERGY  RESOURCES  INC.
11757  KATY  FREEWAY,  STE  1430
HOUSTON   ,TX  77079



RE:
TRINITY  ENERGY  RESOURCES,  INC.
CHARTER  NUMBER  00128805-06

ASSUMED  NAME:
TRINITY  (TEXAS)  ENERGY  RES0URCES,  INC.

FILE  DATE:  OCT.  4,  1999

DEAR  SIR  OR  MADAM,

THE ASSUMED NAME CERTIFICATE FOR THE ABOVE REFERENCED INCORPORATED BUSINESS OR PROFESSION HAS BEEN FILED IN THIS OFFICE. THIS LETTER MAY BE USED AS EVIDENCE OF THE FILING.

IN ADDITION TO FILING WITH THE SECRETARY OF STATE, CHAPTER 36 OF THE TEXAS BUSINESS AND COMMERCE CODE REQUIRES FILING OF THE ASSUMED NAME CERTTFICATE WITH THE COUNTY CLERK IN THE COUNTIES IN WHICH THE REGISTERED OFFICE AND THE PRINCIPAL OFFICE OF THE CORPORATION ARE LOCATED.


                                      VERY  TRULY  YOURS,



                                        /s/   Elton  Bomar
                                        --------------------------------------
                                              Elton  Bomar, Secretary of State


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